UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015 (November 24, 2015)

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the commencement of a “continuous equity” offering under which WGL Holdings, Inc. (the “Company”) may sell Company common stock (the “Shares”) having an aggregate sales price of up to $150,000,000 from time to time in “at the market” offerings (the “Offering”), the Company filed today with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated November 24, 2015 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions and the trading price of the Company’s common stock.

The Offering will occur pursuant to an equity distribution agreement (the “Agreement”) entered into by the Company and each of Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and RBC Capital Markets, LLC as agents for the offer and sale of the Shares (each, an “Agent”; collectively, the “Agents”). The Agreement provides that the Company may offer and sell from time to time pursuant to the Agreement Shares having an aggregate sales price of up to $150,000,000 through the Agents. The Agreement provides that the applicable Agent will be entitled to compensation as provided under the terms of the Agreement. Under the Agreement, the Company may also sell Shares to the Agents for its own account.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange, as well as in negotiated or other transactions described in the Prospectus Supplement. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Agreement or terminate the Agreement.

The Company intends to use the net proceeds from the sales of the Shares, after deducting the Agents’ commission and offering expenses, for general corporate purposes, which may include, without limitation, the reduction of debt, funding for acquisitions of, or investments in, businesses and assets, other capital expenditures, investment in our subsidiaries (including, without limitation, capital contributions to Washington Gas Light Company) and for working capital requirements.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-208190) filed on November 24, 2015, with the SEC (the “Registration Statement”). This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

This Current Report on Form 8-K is being filed to file certain documents in connection with the Offering as exhibits to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 24, 2015, by and among WGL Holdings, Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and RBC Capital Markets, LLC.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).

*        *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: November 24, 2015	By:	/s/ William R. Ford

William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 24, 2015, by and among WGL Holdings, Inc., Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and RBC Capital Markets, LLC.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).